UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 455-4822

_____________________________________________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01
Entry Into a Material Definitive Agreement

On February 16, 2021, we entered into a Securities Purchase Agreement with 3i, LP (“3i”) and an institutional investor (“Investor”) under which the Investor agreed to purchase and 3i agreed to sell that certain 8% senior secured convertible note dated November 27, 2019 (the “Note”) and all of our warrants previously issued to 3i and 3i agreed settle and release all claims asserted against us. As a result, 3i agreed to dismissal of all pending litigation against us.

As a result, the Subsidiary Guaranty, IP Security Agreement and Registration Rights Agreement with 3i were also terminated.

In addition, we entered into an Exchange Agreement with the Investor and filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations for Series A Preferred Stock under which the Note in the original principal amount of $750,000 would be exchanged for $500,000 of a new series of our preferred stock designated 0% Series A Convertible Preferred Stock (the “Series A Preferred”) with a stated value of $1,000 per share (the “Stated Value”).

We authorized the issuance of a total of 1,000 ($1,000,000) of our Series A Preferred for issuance. Each share of Series A Preferred is convertible at the option of the Holder, into that number of shares of our common stock, par value $0.0001 per share) (the “Common Stock”) (subject to certain limitations on beneficial ownership) determined by dividing the Stated Value by $0.05 per share (the “Conversion Price”), subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications or similar transactions that proportionately decrease or increase the Common Stock.

We are prohibited from effecting the conversion of the Series A Preferred to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99% (which may be increased to 9.99% upon 61 days’ written notice to the Company), in the aggregate, of the issued and outstanding shares of the Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series A Preferred. Holders of the Series A Preferred shall be entitled to vote on all matters submitted to the Company’s stockholders and shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible, subject to applicable beneficial ownership limitations. The Series A Preferred Stock provides a liquidation preference equal to the Stated Value, plus any accrued and unpaid dividends, fees or liquidated damages.

The Series A Preferred can be redeemed at our option upon payment of a redemption premium between 120% to 135% of the Stated Value of the outstanding Series A Preferred redeemed. We are not obligated to file a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the shares of Common Stock into which Series A Preferred may be converted however the Investor will be deemed to have held the Series A Preferred on the original issue date to 3i for the purposes of the availability of an exemption from registration provided by Rule 144 under the Act.

On February 16, 2021 we filed a Certificate of Cancellation and Withdrawal with the Secretary of State of the State of Nevada cancelling our previous Certificate of Designation of Preferences, Rights and Limitations for Series A Preferred Stock, all of which has been converted to Common Stock.

The foregoing description of the Securities Purchase Agreement, Exchange Agreement and Certificate of Designation of Preferences, Rights and Limitations for Series A Preferred Stock of is a summary of the material terms of such Agreements, which are filed herewith as Exhibits 10.1, 10.2 and 4.1, respectively, hereto. The Agreements contain additional terms, covenants, and conditions and should be reviewed in their entirety for additional information

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02
Unregistered Sales of Equity Securities

On February 16, 2021, our board of directors authorized the issuance of up to 1,000 shares of our Series A Preferred.

We also have offered to our Series B-1 and Series B-2 preferred stock inducements to voluntarily convert preferred shares into our Common Stock and expect to file a Certificate of Cancellation and Withdrawal with the Secretary of State of the State of Nevada cancelling our previous Certificate of Designation of Preferences, Rights and Limitations for Series B-1, B-2, C. D and E Preferred Stock upon conversion or cancellation of all such Series.

The foregoing issuances do not involve any public offering and are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01
Other Events.

Strategic Alternatives Committee

On January 22, 2021, our Board of Directors formed a Strategic Alternatives Committee, for the purpose of evaluating potential acquisitions, mergers, and other strategic business combinations. The new committee consists of Directors Larry Wert and Julian Pittam, with Mr. Wert serving as its chairman. During January and February 2021, the Strategic Alternatives Committee reviewed various business combination proposals and entered into separate negotiations to acquire two companies with existing business and operations in the electric vehicle industry. Ongoing due diligence is continuing with respect to one of the two companies.

As previously reported, on January 22, 2021, our Board of Directors authorized a possible reverse split of our common stock at a ratio of between 1 share for every 40 shares held and 1 share for every 50 shares held, to be determined in the further discretion of the Board. The reverse split is subject to approval by our shareholders unless the number of authorized shares of our capital stock is reduced proportionately in accordance with Nevada law, and may be authorized, if at all, in connection with a recapitalization required in connection with an acquisition or similar event. In connection with a potential acquisition, we are continuing our recapitalization efforts through, among other things, cancellation and exchange of existing indebtedness for equity, cancellation of our outstanding series of preferred stock, and a reverse split. Under the terms under discussion for the possible acquisition of a company in the electric vehicle industry, we believe that a reverse split of our Common Stock of approximately 1:40 may be authorized by our Board of Directors.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01
Financial Statements and Exhibits

Exhibit No.	Description
4.1	Certificate of Designation of Preferences, Rights and Limitations for Series A Preferred Stock
10.1	Securities Purchase Agreement (redacted)
10.2	Exchange Agreement

(1)
Portions of this Exhibit have been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.
Date: February 17, 2021	By: /s/ Alvaro Daniel Alberttis Alvaro Daniel Alberttis Principal Executive Officer